SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2004

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 1, 2004, the registrant announced that its subsidiary Sky Access, Inc., an Internet service provider, is selling its subscriber base to EarthLink.

On June 3, 2004, the registrant announced the retirements of Edward J. Reiter and Robert E. Spitler from its board of directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

Exhibit 99.1	Sky Financial Group, Inc. Press Release dated June 1, 2004, titled “EarthLink to Acquire Sky Access Subscriber Base.”

Exhibit 99.2	Sky Financial Group, Inc. Press Release dated June 3, 2004, titled “Reiter and Spitler to Retire from Sky Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: June 3, 2004	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
Associate Counsel